Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 14A

(Form Type)

Daseke, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filing Fee
Fees to be Paid	$454,475,539	(1)(2)	$147.60 per $1,000,000	$67,080.59	(3)
Fees Previously Paid	$0			$0
Total Transaction Valuation	$454,475,539
Total Fees Due for Filing				$67,080.59
Total Fees Previously Paid				$0
Total Fee Offsets				$0
Net Fee Due				$67,080.59

(1)	In accordance with Rule 0-11 of the Securities Exchange Act of 1934 (“Rule 0-11”), the maximum number of securities of Daseke, Inc. (“Daseke”) to which this transaction applies is estimated, as of January 16, 2024, to be 54,756,089, which consists of (a) 47,085,151 outstanding shares of common stock, par value $0.0001 per share, of Daseke (the “Common Stock”), (b) 5,652,173 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (as defined in the proxy statement), (c) 792,488 shares of Common Stock underlying outstanding Company RSUs (as defined in the proxy statement), (d) 961,377 shares of Common Stock underlying outstanding Company PSUs (as defined in the proxy statement) based on achievement of target level of performance and (e) 264,900 shares of Common Stock issuable upon the exercise of outstanding Company Options (as defined in the proxy statement) with an exercise price per share less than the Merger Consideration (as defined in the proxy statement).

(2)	In accordance with Rule 0-11, the proposed maximum aggregate value of the transaction estimated solely for the purpose of calculating the filing fee was calculated based on the product of (a) the maximum number of securities of Daseke to which this transaction applies, as of January 16, 2024 (as set forth in note (1) above), and (b) the Merger Consideration of $8.30 per share.

(3)	The amount of the filing fee, calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, was calculated by multiplying the proposed maximum aggregate value of the transaction as calculated in note (2) above by 0.0001476.